Exhibit 99.1

Capricor Therapeutics Reports Second Quarter 2015 Business & Financial Highlights

Company to Host Conference Call and Webcast at 4:30 p.m. EDT, Today, August 13, 2015

LOS ANGELES, August 13, 2015 -- Capricor Therapeutics, Inc. (NASDAQ: CAPR), a biotechnology company focused on the discovery, development and commercialization of first-in-class therapeutics, today provided a business and financial update for the second quarter ended June 30, 2015.

Second Quarter and Recent Operational Highlights

•	Received FDA clearance for the HOPE-DUCHENNE Phase I/II trial of cardiosphere derived cell therapy, CAP-1002, for the treatment of Duchenne muscular dystrophy (DMD)-related cardiomyopathy

•	Received orphan drug designation from the FDA for CAP-1002 for the treatment of DMD-related cardiomyopathy

•	Completed enrollment of the DYNAMIC clinical trial of CAP-1002 for the treatment of advanced heart failure

•	Appointed Deborah Ascheim, M.D., a heart failure cardiologist with significant experience directing national and international clinical trials, as Chief Medical Officer

•	Appointed Houman Hemmati, M.D., Ph.D., as Vice President of Medical and Clinical Development for New Therapies, who will be responsible for the development of innovative therapies including those emerging from the exosome platform

•	Appointed Luis Rodriguez-Borlado, Ph.D., as Vice President of Regenerative Therapies, who will assist in the development of the CDC and exosome product candidates

“This second quarter was one of significant progress as we advanced our current ongoing clinical programs, ALLSTAR, DYNAMIC and HOPE-DUCHENNE, and reached important milestones which included the receipt of orphan drug designation for CAP-1002 in DMD-related cardiomyopathy,” said Linda Marbán, Ph.D., Chief Executive Officer of Capricor. “To maintain our momentum, we have strengthened our leadership team with the appointments of a CMO, a Vice President of Medical and Clinical Development for New Therapies and a Vice President of Regenerative Therapies. We anticipate that these highly experienced individuals will contribute immediately to our clinical programs, particularly the planned initiation of our Phase I/II trial in patients with DMD-related cardiomyopathy and the choice of the first indication to emerge from our exosome platform. We look forward to the analysis of top-line data for CDCs from our DYNAMIC trial for the treatment of advanced heart failure and the data from our natriuretic peptide, Cenderitide trial.”

Results of Operations for the Quarter Ended June 30, 2015

For the quarter ended June 30, 2015, the Company had cash, cash equivalents and marketable securities of approximately $20.5 million, plus approximately $0.6 million restricted cash from the Company’s loan award, granted by the California Institute for Regenerative Medicine (CIRM), totaling approximately $21.1 million. The increase in cash equivalents and marketable securities from the approximately $8.0 million reported as of December 31, 2014 is a result of approximately $17.0 million raised in two private placements of Capricor common stock, less cash used to fund operations. Restricted cash related to the CIRM loan award decreased by approximately $2.4 million compared to that reported as of December 31, 2014 as a result of expenses related to the ongoing ALLSTAR clinical trial.

For the quarter ended June 30, 2015, the Company reported a net loss of approximately $3.1 million, or $0.19 per basic and diluted share, compared to a net loss of approximately $1.5 million, or $0.13 per basic and diluted share, for the same period in the prior year. Research and development expenses increased to approximately $3.4 million in the quarter ended June 30, 2015, compared to approximately $1.9 million for the same period in the prior year. The increase was primarily due to increased expenses related to ongoing or planned clinical trials. General and administrative expenses increased to approximately $0.9 million in the quarter ended June 30, 2015, compared to approximately $0.7 million for the same period in the prior year. The increase was primarily due to increases in compensation costs and non-cash stock-based compensation.

Conference Call

Capricor management will hold a conference call at 4:30 p.m. EDT today. The live call may be accessed by dialing +1-877-407-4018 for domestic callers and +1-201-689-8471 for international callers. Access to the live webcast and link of the replay can be found at http://capricor.com/news/events/. A link to the replay of the webcast will be archived for approximately 90 days, additionally a telephone replay of the call will be available by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers and entering the conference code 13617105.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class therapeutics. Our lead programs target post myocardial infarction (heart attack), heart failure and Duchenne Muscular Dystrophy. The Company has two leading product candidates under investigation: CAP-1002, a cardiac cell therapy, and Cenderitide, a natriuretic peptide receptor agonist. CAP-1002 is in development for the treatment of post myocardial infarction (heart attack), advanced heart failure and Duchenne muscular dystrophy associated cardiomyopathy. Cenderitide is in development for the outpatient treatment of heart failure as well as potential other indications. In addition, the Company is conducting research and development on its exosomes platform technology for cardiac diseases and other potential indications. For additional information visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; scope, duration, validity and enforceability of intellectual property rights; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future royalty streams, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact our business are set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 16, 2015, in our Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on March 6, 2015 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on May 13, 2015. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

    CAPRICOR THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

INCOME
Collaboration income	$911,458	$1,041,667	$1,953,125	$2,083,334
Grant income	380,008	-	1,126,243	-

TOTAL INCOME	1,291,466	1,041,667	3,079,368	2,083,334

OPERATING EXPENSES
Research and development	3,426,803	1,856,360	7,233,891	3,236,877
General and administrative	926,279	665,728	2,321,819	1,512,895

TOTAL OPERATING EXPENSES	4,353,082	2,522,088	9,555,710	4,749,772

LOSS FROM OPERATIONS	(3,061,616)	(1,480,421)	(6,476,342)	(2,666,438)

OTHER INCOME (EXPENSE)
Investment income	156	1,196	431	1,919
Interest expense	(61,681)	(54,704)	(123,362)	(80,031)

TOTAL OTHER INCOME (EXPENSE)	(61,525)	(53,508)	(122,931)	(78,112)

NET LOSS	(3,123,141)	(1,533,929)	(6,599,273)	(2,744,550)

OTHER COMPREHENSIVE GAIN (LOSS)
Net unrealized gain (loss) on marketable securities	10,475	(470)	6,535	106

COMPREHENSIVE LOSS	$(3,112,666)	$(1,534,399)	$(6,592,738)	$(2,744,444)

Net loss per share, basic and diluted	$(0.19)	$(0.13)	$(0.42)	$(0.23)

Weighted average number of shares,
basic and diluted	16,222,754	11,692,318	15,549,988	11,690,888

CAPRICOR THERAPEUTICS, INC.
SUMMARY BALANCE SHEETS

	June 30, 2015 (unaudited)	December 31, 2014
Cash, cash equivalents and marketable securities	$20,532,625	$8,034,765
Total Assets	$23,690,830	$13,632,072

Total deferred revenue	6,380,208	8,333,333
Total liabilities	$19,135,635	$19,880,795

Total stockholders' equity (deficit) - 16,223,281 and 11,707,051 common shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	4,555,195	(6,248,723)
Total liabilities and stockholders' equity	$23,690,830	$13,632,072

CONTACT:

Capricor Therapeutics, Inc.

AJ Bergmann, Vice President of Finance

+1-310-358-3200

abergmann@capricor.com

Investors:

Robert Flamm, Ph.D.

Russo Partners, LLC

+1-212-845-4226

robert.flamm@russopartnersllc.com

Media:

Christopher Hippolyte

Russo Partners, LLC

+1-646-942-5634

chris.hippolyte@russopartnersllc.com